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                                                         EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report (which contains an explanatory paragraph regarding OpenROUTE Networks, Inc.'s ability to continue as a going concern) dated February 12, 1999 relating to the consolidated financial statements of OpenROUTE Networks, Inc. and subsidiaries appearing in OpenROUTE Networks, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

         We also consent to the reference to us under the caption "Experts" in the prospectus.

                                                    /S/ BDO Seidman, LLP



Boston, Massachusetts
January 15, 2001